UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2010
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 22, 2010, The Meridian Resource Corporation (the “Company”) and Mr. Paul D. Ching entered into an amendment (“Amendment No. 2”) to Mr. Ching’s Employment Agreement with the Company. Mr. Ching has served as President and Chief Executive Officer of the Company since December 30, 2008 under an Employment Agreement that originally provided for a term expiring June 30, 2009. On June 4, 2009, the Company and Mr. Ching entered into an amendment to the Employment Agreement that extended the term of the Employment Agreement to December 31, 2009. Amendment No. 2 was retroactively effective to December 31, 2009, and extends the term of the Employment Agreement to March 31, 2010, unless earlier terminated in accordance with the terms of the Employment Agreement. A copy of Amendment No. 2 is attached to this report as Exhibit 10.1 and is hereby incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     10.1  Amendment No. 2 to Employment Agreement, dated February 22, 2010, between The Meridian Resource Corporation and Paul D. Ching.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation (Registrant)
By:	/s/ Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President and Chief Accounting Officer

Date: February 26, 2010